EXHIBIT 10.4

     VOTING AGREEMENT BETWEEN ZIONS BANCORPORATION AND VARIOUS STOCKHOLDERS
                           OF MINNEQUA BANCORP, INC.


                                  July 10, 2001


Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah  84111

Mesdames and Gentlemen:

        The undersigned understands that Zions Bancorporation ("Zions Bancorp") is about to enter into an Agreement and Plan of Reorganization (the "Agreement") with Minnequa Bancorp, Inc. (the "Company"). The Agreement provides for the merger of the Company with and into Zions Bancorp (the "Merger") and the conversion of outstanding shares of Company Stock into Zions Bancorp Common Stock and cash in accordance with the formula therein set forth.

        In order to induce Zions Bancorp to enter into the Agreement, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the Company Shareholders' Meeting contemplated by section 5.1 of the Agreement and Plan of Reorganization (the "Meeting"), and any adjournment thereof, and at any other meeting of the shareholders of the Company at which the Merger is considered and at any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted, or execute a written consent, in favor of the Agreement and the Merger the shares of Company Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares of Company Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he or she will use his or her best efforts to cause any other shares of Company Common Stock over which he has or shares voting power to be voted in favor of the Agreement and the Merger.

        The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Agreement by the Company until the earlier of (i) the consummation of the Merger or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

        (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving the Company or any of its subsidiaries which would have the effect of assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate thereof over the Company or any substantial portion of its assets or assisting or facilitating the acquisition of control by any person other than Zions Bancorp or an affiliate, or the Company or a wholly-owned subsidiary of the Company, of any subsidiary of the Company or any substantial portion of its assets. As used herein, the term "control" means (1) the ability to direct the voting of 10 percent or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

        (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer, or similar proposal made by any person other than Zions Bancorp or an affiliate thereof, (ii) to any person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of the

Company, any of its subsidiaries or any substantial portion of the assets of the Company or any subsidiary thereof or to any other person (other than Zions Bancorp or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control,
(iii) for the purpose of avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

        It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and does not prohibit the undersigned, if a member of the Board of Directors of the Company or a member of the Board of Directors of The Minnequa Bank of Pueblo, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director.

        If the undersigned is, at any time between the time of the authorization and execution of the Agreement by the Company and the consummation of the Merger, a director, officer, employee, or paid consultant of the Company or of The Minnequa Bank of Pueblo, the undersigned further agrees to resign from all such positions effective not later than the time of the consummation of the Merger and to fully and unconditionally release the Company and The Minnequa Bank of Pueblo, effective as of the time of the consummation of the Merger, from all liabilities and obligations to pay compensation to the undersigned for future services in connection with any such position or positions.

                                         Very truly yours,


                                         ------------------------------

Accepted and Agreed to:
ZIONS BANCORPORATION


By: _________________________________


Title: ______________________________
Name of Shareholder:


                Shares of Common Stock of Minnequa Bancorp, Inc.
                               Beneficially Owned
                               As of July 10, 2001


  Name(s) of                                                          Number of
Record Owner(s)                Beneficial Ownership 1/                  Shares
---------------                -------------------- -                  --------


_________________________
1/   For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity if the the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares, or if issuable upon exercise of options or warrants that are exercisable within sixty days of the date of this agreement.

[The following persons have executed the voting agreement: Lester L. Ward, Jr. as Trustee of the Mahlon T. White CRT #6; Lester L. Ward, Jr. as Trustee of the Mahlon T. White CRT #3; Lester L. Ward, Jr. as Trustee of the Mahlon T. White CRT #4; Lester L. Ward, Jr. as Trustee of the Mahlon T. White CRT #5; Mahlon T. White; Maylan T. White; Mark Andrew White; Mathew Whitney White; Mathew Whitney White & Carrie L. White, JTWROS; Mahlon T. White, II; VAR & CO. (M.T. White); Lester L. Ward, Jr.]